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                                                               Exhibit 23.2

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 23, 2001 in the Registration Statement on Form S-3 and related Prospectus of United Rentals, Inc. for the registration of up to 10,350,000 shares of its common stock, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP

MetroPark, New Jersey
July 3, 2001